Exhibit 99.3
PartnerRe Ltd.

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

COMMITTEE MISSION STATEMENT

The Nominating and Governance Committee has been established to oversee all aspects of the Board governance issues. In this regard, the Committee will:

  identify individuals qualified to become Board members; recommend to the Board director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected;

  recommend individuals to the Board to fill any vacancies or newly created directorships that may occur between such meetings;

  recommend directors for appointment to Board committees;

  evaluate Board performance;

  evaluate individual director performance prior to nomination for re-election to the Board;

  oversee and set compensation for the Company’s directors;

  develop and recommend to the Board the Corporate Governance Guidelines of the Company and oversee compliance with such Guidelines; and
  review the Charters of all Committees of the Board for recommendation to the Board for approval.
COMMITTEE COMPOSITION

The Committee shall consist of at least three members, comprised solely of independent directors meeting the independence requirements of the New York Stock Exchange. Committee members shall be appointed pursuant to the following guidelines:

A.	The independent members of the Board shall recommend nominees for appointment to the Committee annually and as vacancies or newly created positions occur.

B.	Committee members shall be appointed by the Board and may be removed by the Board at any time.

C.	The Chairman of the Board shall designate the Chairman of the Committee.

COMMITTEE PROCESS

In addition to any other responsibilities which may be assigned from time to time by the Board, the Committee is responsible for the following matters.

(A)	Board/Committee Nominees

	(i)	The Committee shall oversee searches for and identify qualified individuals for membership on the Company’s Board of Directors.

	(ii)	The Committee shall establish criteria for Board and Board committee membership and shall recommend individuals for membership on the Company’s Board of Directors and directors for appointment to the committees of the Board. In making its recommendations, the Committee shall:

		a)	review candidates’ qualifications for membership on the Board or a committee of the Board (including a determination as to the independence of the candidate);

		b)	in evaluating current directors for re-nomination to the Board or re-appointment to any Board committee, assess the performance of such director;

		c)	periodically review the composition of the Board and its committees in light of the current challenges and needs of the Board and each committee, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience;

		d)	consider rotation of committee members and committee chairpersons and vice chairpersons; and

		e)	consider any other factors which are set forth in the Company’s Corporate Governance Guidelines or are deemed appropriate by the Committee.

(B)	Evaluating the Board and its Committees

	(i)	At least annually, the Committee shall lead the Board in a self-evaluation to determine whether it and its committees are functioning effectively. The Committee shall oversee the evaluation process and report on such process and the results of the evaluations, including any recommendations for proposed changes, to the Board.

	(ii)	At least annually, the Committee shall review the evaluations prepared by each Board committee of such committee’s performance and consider any recommendations for proposed changes.

	(iii)	The Committee shall periodically review the size and responsibilities of the Board and its committees and recommend any proposed changes to the Board.

(C)	Director Compensation

	(i)	The Committee shall review and approve compensation (with the grant of stock option grants and other equity-based compensation) for the Company’s directors. In so reviewing and approving director compensation, the Committee shall:

		a)	identify Board goals and objectives relevant to director compensation;

		b)	evaluate the performance of the Board in light of such goals and objectives and set director compensation based on such evaluation and such other factors as the Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation); and

		c)	recommend any long-term incentive component of director compensation.

(D)	Corporate Governance Matters

	(i)	The Committee shall develop and recommend to the Board the Corporate Governance Guidelines for the Company. At least annually, the Committee shall review and reassess the adequacy of such Corporate Governance Guidelines and recommend any proposed changes to the Board.

	(ii)	The Committee shall be responsible for any tasks assigned to it in the Company’s Corporate Governance Guidelines.

	(iii)	The Committee shall oversee compliance with the Company’s Corporate Governance Guidelines and report on such compliance to the Board. The Committee shall also review and consider any requests for any waivers of the Company’s Corporate Governance Guidelines for the Company’s directors, executive officers and senior financial officers, and shall make a recommendation to the Board with respect to such request for a waiver for determination by the Board.

	(iv)	The Committee shall review potential conflicts of interest involving directors and shall determine whether such director or directors may vote on any issue as to which there may be a conflict.

	(v)	The Committee shall oversee the assessment of CEO performance and shall be responsible for CEO succession planning,

(E)	Reporting to the Board

	(i)	The Committee shall report to the Board periodically. This report shall include a review of any recommendations or issues that arise with respect to Board or committee nominees or membership, Board performance, corporate governance or any other matters that the Committee deems appropriate or is requested to be included by the Board.

	(ii)	At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation.

	(iii)	The Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval.

COMMITTEE PROCEDURES

A.	The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter. The Chairman of the Committee, in consultation with the other Committee members, shall determine the frequency and length of the Committee meetings and shall set meeting agendas consistent with this charter.

B.	The Committee has the sole authority to retain and terminate any search firm assisting the Committee in identifying director candidates, including sole authority to approve all such search firm’s fees and other retention terms. In addition, the Committee has the sole authority to retain and terminate any compensation consultant assisting the Committee in the evaluation of director compensation, including sole authority to approve all such compensation consultant’s fees and other retention terms.

The Committee may delegate its authority to subcommittees or the Chairman of the Committee when it deems appropriate and in the best interests of the Company.

Effective: May 10, 2005